Exhibit 99.1

Reacquisition of Los Angeles County Franchises and Regional Developer Rights Positions The Joint Corp. for Company-Owned Unit Expansion in Los Angeles

SCOTTSDALE, Ariz., January 7, 2015 – The Joint Corp. (NASDAQ: JYNT or the “company”), a national healthcare franchisor of chiropractic clinics, today reported that, in accordance with its strategy to operate and develop company owned units and to reacquire select regional developer rights, it has repurchased six franchises in Los Angeles County, California and reacquired and terminated the regional developer rights for that region. This transaction will position the company to immediately begin operating company-owned clinics, to eliminate royalty-sharing payment obligations, and to terminate the obligation to pay regional developer selling fees for future clinics to be opened in Los Angeles County, the second largest Metropolitan Statistical Area (“MSA”) in the United States.

The transaction involves the repurchase, from an entity affiliated with the Los Angeles regional developer, of four operating franchises and two undeveloped franchises. The company intends to operate the four operating franchises as company-owned clinics and to relocate the two undeveloped franchises. In addition, the transaction involves the repurchase of development rights for Joint franchises in the important Los Angeles region. The company does not intend to resell these rights, but rather to terminate this regional developer license as a prelude to developing company-owned clinics in this region.

The total consideration for the transaction was $1,407,500, which will be funded from the proceeds of The Joint Corp.’s recent initial public offering (IPO).

“This is an important step in our long term strategy to accelerate the growth and profitability of The Joint Corp. through the acquisition of existing franchises and regional developer territories,” commented John Richards, chief executive officer of The Joint Corp. “This transaction allows us accelerate our plan to focus on opening clinics that are directly owned and operated by us.”

“We are pleased to quickly kick off our post IPO strategy in the second largest MSA in the country where growth potential is significant,“ noted David Orwasher, chief operating officer of The Joint Corp. “Los Angeles County presents a very attractive market for further expansion.”

About The Joint Corp.

The Joint…the chiropractic place® is reinventing chiropractic care by making quality alternative healthcare affordable for patients seeking pain relief and ongoing wellness. Our affordable plans and packages eliminate the need for insurance, and our no-appointment policy, convenient hours and locations make care more accessible. The Joint performs more than one million spinal adjustments a year across 240+ clinics nationwide. For more information, visit www.thejoint.com, follow us on Twitter@thejointchiro and find us on Facebook, YouTube and LinkedIn.

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Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our failure to develop or acquire corporate clinics as rapidly as we intend, our failure to profitably operate corporate clinics, and the factors described in “Risk Factors” in The Joint Corp.’s Registration Statement on Form S-1. Words such as "anticipates", "believes", "continues", "estimates", "expects", "goal", "objectives", "intends", "may", "opportunity", "plans", "potential", "near-term", "long-term", "projections", "assumptions", "projects", "guidance", "forecasts", "outlook", "target", "trends", "should", "could", "would", "will" and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Investor Contact:

Peter Vozzo

peter.vozzo@westwicke.com

443-213-0505

Media Contact:

Marcia Rhodes

mrhodes@acmarketingpr.com

480-664-8412, ext. 15

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